UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 12, 2023

Commission file number: 000-28837

Idaho Strategic Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. 3rd Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 625-9001

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	IDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

On October 12, 2023, Idaho Strategic Resources, Inc. (the “Company”) amended and restated warrants issued in private placements completed in October and November of 2021.  The amended and restated warrants reflected the change of the Company’s name to Idaho Strategic Resources, Inc., adjusted the amount of the warrants and exercise price to reflect the 14-for-1 reverse stock split, and extended the exercise period of the warrants for an additional one (1) year.

The October 2021 private placement issued warrants to purchase a total of 3,300,002 shares of common stock at an exercise price of $0.40 per share, pre-reverse split.  After adjusting for the 14-for-1 reverse stock split, the warrants issued in the October 2021 private placement gave the holders the right to purchase a total of 235,714 shares of common stock at an exercise price of $5.60 per share, post-reverse split.  The expiration date of the warrants was extended from Sunday, October 15, 2023 at 5:00 PM P.S.T. to Tuesday, October 15, 2024 at 5:00 PM P.S.T.  There were no other changes in the terms of the warrants.

The November 2021 private placement issued warrants to purchase a total of 1,500,000 shares of common stock at an exercise price of $0.50 per share, pre-reverse split.  After adjusting for the 14-for-1 reverse stock split, the warrants issued in the November 2021 private placement gave the holders the right to purchase a total of 53,572 shares of common stock at an exercise price of $7.00 per share, post-reverse split.  The expiration date of the warrants was extended from Sunday, November 12, 2024 at 5:00 PM P.S.T. to Tuesday, November 12, 2024 at 5:00 PM P.S.T.  There were no other changes in the terms of the warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IDAHO STRATEGIC RESOURCES, INC.
By:	/s/ John Swallow
John Swallow
Its:	President & CEO
Date:	October 13, 2023

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